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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 2006

ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

5673 Airport Road, Roanoke, Virginia	24012
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (540) 362-4911

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to By-Laws

On November 8, 2006, the Board of Directors of Advance Auto Parts, Inc. (the “Company”) approved amendments to the Company’s bylaws by adding a new Section 3.10 that clarifies the authority of the Board of Directors to appoint a Lead Director. William L. Salter continues to serve as the Company's Lead Director. Former Sections 3.10 through 3.13 were renumbered as Sections 3.11 through 3.14, respectively. Sections 4.05 and 4.06 were amended to clarify the roles of the Chair of the Board and the Chief Executive Officer. In addition, Section 7.06 was revised to reflect the current determination of the Company’s fiscal year. The Company’s fiscal year remains unchanged. Other minor technical changes were also approved.

This description is qualified in its entirety by reference to the text of the amended bylaws attached as Exhibit 3.2.

Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit
Number

	3.2	By-laws of Advance Auto Parts, Inc., amended as of November 8, 2006.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.
(Registrant)

Date: November 15, 2006	/s/ Michael O. Moore
(Signature)*
Michael O. Moore
Executive Vice President, Chief Financial Officer

* Print name and title of the signing officer under his signature.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
3.2	By-laws of Advance Auto Parts, Inc., amended as of November 8, 2006.